UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 8, 2020

(Date of earliest event reported)

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, Suite 1400

San Francisco, California 94104

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RUN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on October 8, 2020 (the “Closing Date”), of the acquisition of Vivint Solar, Inc., a Delaware corporation (“Vivint Solar”), by Sunrun Inc., a Delaware corporation (“Sunrun”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2020, by and among Sunrun, Vivint Solar and Viking Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Sunrun (“Merger Sub”), pursuant to which Merger Sub merged with and into Vivint Solar, with Vivint Solar continuing as the surviving corporation (the “Merger”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 8, 2020, Sunrun completed the acquisition of Vivint Solar pursuant to the Merger Agreement, pursuant to which Merger Sub merged with and into Vivint Solar, with Vivint Solar continuing as the surviving corporation. As a result of the Merger, Vivint Solar became a direct wholly owned subsidiary of Sunrun.

Subject to the terms and conditions set forth in the Merger Agreement, each share of Vivint Solar common stock, par value $0.01 per share (“Vivint Solar Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than the shares of Vivint Solar Common Stock owned by Sunrun, Merger Sub, and any other wholly owned subsidiary of Sunrun or Vivint Solar immediately prior the Effective Time, including Vivint Solar Common Stock held in treasury by Vivint Solar, and in each case not held on behalf of third parties) was converted automatically into the right to receive 0.55 shares (the “Exchange Ratio”) of Sunrun common stock, par value $0.0001 per share (“Sunrun Common Stock”), and, if applicable, an amount in cash, without interest, rounded down to the nearest cent, in lieu of any fractional share interest in Sunrun Common Stock to which such holder otherwise would have been entitled.

At the Effective Time, Vivint Solar’s equity awards granted under Vivint Solar’s equity compensation plans outstanding as of the Effective Time were, except as set forth below, converted into a corresponding award with respect to Sunrun Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. Certain options to purchase shares of Vivint Solar Common Stock and restricted stock units outstanding as of the Effective Time and held by non-employee directors or current and former employees of Vivint Solar who will not be employed by Sunrun following the closing of the Merger were cancelled and such holders have the right to receive an amount in cash calculated based on the Exchange Ratio. Each award of “LTIP Credits” pursuant to a Vivint Solar long term incentive pool plan (an “LTIP Award”) that was outstanding as of immediately prior to the Effective Time was canceled and terminated and, as soon as practicable following the Effective Time and Sunrun’s filing of a Form S-8 registration statement registering the remaining share reserves of the Vivint Solar, Inc. 2014 Equity Incentive Plan, each holder of a cancelled LTIP Award will be granted a restricted stock unit award that can be settled in shares of Sunrun Common Stock (a “Replacement RSU Award”), with the number of shares underlying such award (and the applicable exercise price) calculated as if certain performance hurdles were achieved. The Replacement RSU Award will vest in three equal installments, subject to the grantee’s continued provision of services to Sunrun or the Surviving Corporation, through each of 30 days, nine months and 18 months following October 8, 2020.

The issuance of Sunrun Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, pursuant to Amendment No. 1 to Sunrun’s registration statement on Form S-4 (File No. 333-246371) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 2, 2020.

The foregoing summary description of the completion of the Merger does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Sunrun with the SEC on July 10, 2020 and is incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

As of the Effective Time, the Sunrun board increased the number of directors on the Sunrun board from seven (7) to nine (9) and appointed each of David Bywater (designated as a Sunrun Class I director) and Ellen S. Smith (designated as a Sunrun Class III director) to serve as members of the Sunrun board of directors.

Mr. Bywater has served as Vivint Solar’s chief executive officer since December 2016. Mr. Bywater also served as Vivint Solar’s interim president and chief executive officer from May 2016 until his appointment as Vivint Solar’s permanent chief executive officer in December of 2016. Prior to joining Vivint Solar, Mr. Bywater served as the chief operating officer of Vivint, Inc. since July 2013. Prior to that, Mr. Bywater served as executive vice president and corporate officer for Xerox Corporation, and was the chief operating officer of its State Government Services from 2010 to July 2013. Prior to that, from 2003 to 2010, Mr. Bywater worked at Affiliated Computer Services. From 1999 to 2003, Mr. Bywater was a senior manager at Bain & Company. Mr. Bywater holds a B.S. in economics from Brigham Young University and an MBA from Harvard Business School. Mr. Bywater has specific attributes that qualify him to serve as a member of the Sunrun board, including his role serving as Vivint Solar’s chief executive officer, his experience with the direct-to-home sales model and his experience with public companies.

Ms. Smith is a senior managing director, corporate finance, power and utilities at FTI Consulting, Inc., a global consultancy firm, which she joined in 2013. Prior to joining FTI Consulting, Inc., Ms. Smith was executive vice president and chief operations officer at National Grid, USA, a multinational power, gas and electricity generation company, from 2009 to 2013. Before that, she worked for Hess Corp, Pratt & Whitney and General Electric Power Systems. Ms. Smith currently serves on the board of trustees of Union College, and she previously served on the board of directors of National Grid USA from 2009 to 2013 and Granite Services from 1994 to 1996. Ms. Smith received a Bachelor of Science and a Master of Engineering from Union College. Ms. Smith has specific attributes that qualify her to serve as a member of the Sunrun board, including her extensive operations and leadership experience in the energy industry.

All of the officers of Vivint Solar ceased serving in their capacity as officers of Vivint Solar, except David Bywater who will remain the chief executive officer of Vivint Solar. David Bywater, Chief Executive Officer of Vivint Solar, has entered into an offer letter with Sunrun that became effective following the consummation of the Merger. A description of his offer letter is set forth in the section entitled “The Merger—Interests of Vivint Solar’s Directors and Executive Officers in the Merger” in the joint proxy statement/prospectus included in the Registration Statement.

Item 8.01.	Other Events.

On October 8, 2020, Sunrun issued a press release announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The information required by this item was previously reported in Amendment No. 1 to the Sunrun’s Registration Statement on Form S-4 (File No. 333-246371) filed with the Securities and Exchange Commission on September 1, 2020 (as so amended, the “Form S-4”) and, accordingly, is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(b) Pro Forma Financial Information

The information required by this item was previously reported in the Form S-4 and, accordingly, is not required to be filed herewith pursuant to General Instruction B.3 of Form 8-K.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 6, 2020, by and among Sunrun Inc., Viking Merger Sub, Inc. and Vivint Solar, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on July 10, 2020, File No. 001-37511)

99.1	Press Release dated October 8, 2020

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Jeanna Steele
Jeanna Steele
General Counsel

Date: October 8, 2020